Exhibit (l)(2)

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 NORTH MARKET STREET

P.O. BOX 1347

WILMINGTON, DELAWARE 19899-1347

(302) 658-9200

(302) 658-3989 FAX

April 8, 2026

BlackRock Multi-Sector Income Trust

100 Bellevue Parkway

Wilmington, Delaware 19809

Re: BlackRock Multi-Sector Income Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to BlackRock Multi-Sector Income Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of up to 19,000,000 shares (the “Offered Shares”) of the Trust’s common shares of beneficial interest, par value $0.001 per share pursuant to the Registration Statement (as defined below). Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust (then named BlackRock Mortgage Opportunities Trust) dated as of November 13, 2012 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Trust’s Registration Statement on Form N-2 (Registration Nos. 333-294531 and 811-22774) as filed on March 23, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “Registration Statement”), including the Prospectus of the Trust included in the Registration Statement (the “Prospectus”); the Prospectus Supplement of the Trust (the “Prospectus Supplement”), relating to the offering of the Offered Shares, in the form filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act Rules and Regulations on or about the date hereof; the Sub-Placement Agent Agreement (the “Agent Agreement”) dated on or about the date hereof between BlackRock Investments, LLC and UBS Securities LLC; the Distribution Agreement (the “Distribution Agreement” and together with the Agent Agreement, the “Agreements” and each, individually, an “Agreement”) dated on or about the date hereof between the Trust and BlackRock Investments, LLC; the Certificate of Trust of the Trust (then named BlackRock Mortgage Opportunities Trust) as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on November 13, 2012, as amended by the Certificate of

BlackRock Multi-Sector Income Trust

April 8, 2026

Amendment thereto as filed in the State Office on November 26, 2012, changing the name of the Trust from “BlackRock Mortgage Opportunities Trust” to “BlackRock Fixed Income Strategic Opportunities”, as further amended by the Certificate of Amendment thereto as filed in the State Office on December 10, 2012, changing the name of the Trust from “BlackRock Fixed Income Strategic Opportunities” to “BlackRock Multi-Sector Income Trust” (as so amended, the “Trust Certificate”); resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on November 14, 2025 (the “Resolutions”); the Governing Instrument; the Amended and Restated Bylaws of the Trust effective as of October 28, 2016, as amended by Amendment No. 1 thereto dated as of November 19, 2020 (as so amended, the “Bylaws” and, together with the Governing Instrument, the Registration Statement (including the Prospectus), the Prospectus Supplement, the Agent Agreement, the Distribution Agreement, the Trust Certificate and the Resolutions, the “Governing Documents”); an Officer’s Certificate of the Trust dated on or about the date hereof; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent set forth in our opinion in paragraph 1 below, the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, adoption, execution and delivery by, or on behalf of, each of the parties thereto (other than the Trust) of the above-referenced documents; (iii) that the Trust has and will comply with all Fundamental Policies in connection with conducting its business as described in the Governing Documents; (iv) that the appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (v) the taking of all appropriate action by the Trustees to designate the series and classes of the Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (vi) that the required consideration for the Shares (including the Offered Shares) has been or will be paid, and the Shares (including the Offered Shares) have been or will be issued, in accordance with the terms, conditions, requirements and procedures of the Governing Documents; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Delaware Act”); and (viii) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. In addition, we express no opinion with respect to the Registration Statement (including the Prospectus), or any other offering materials relating to any Shares. As to any fact material to our opinions, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

BlackRock Multi-Sector Income Trust

April 8, 2026

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust is a duly formed Delaware statutory trust, validly existing and in good standing under the laws of the State of Delaware with requisite statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

2. The Offered Shares have been duly authorized by the Trust for issuance and, when duly entered into the stock record books of the Trust and issued and delivered by the Trust in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents against payment therefor of the consideration set forth in the Agreements, will be validly issued, fully paid and non-assessable Shares (except to the extent that under Section 3.8 of the Governing Instrument, the Trustees have the power to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder).

3. Under the Governing Instrument and the Delaware Act, the issuance of the Offered Shares is not subject to any preemptive rights or any other similar rights of the Shareholders to subscribe to any additional Shares.

We hereby consent to the use of our name and the discussion of this opinion under the headings “Legal Matters” in the Prospectus Supplement and to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder or any person or entity granted reliance in the following sentence) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent; provided, that in the event that Willkie Farr & Gallagher LLP delivers its opinion to the Trust on or about the date hereof, which opinion addresses any matters of Delaware law addressed herein, it may rely on this opinion in connection therewith.

BlackRock Multi-Sector Income Trust

April 8, 2026

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris